Exhibit 99.1

BIOLASE Reports Second Quarter 2020 Financial Results

Clinically Proven Product Portfolio Reduces Potential Risk of Infectious Pathogens; Creates Significant Growth Opportunities as Dental Professionals Seek Safer Technologies to Treat Patients

Bolstered Balance Sheet Provides Resources to Weather COVID-19 Impact and Execute Longer-Term Growth Strategy

Foothill Ranch, Calif., August 13, 2020 – BIOLASE, Inc. (NASDAQ: BIOL), the global leader in dental lasers, today announced its financial results for the second quarter ended June 30, 2020 and provided a business update.

“Despite the ongoing challenges associated with the COVID-19 pandemic, the developments in the quarter and more recently position BIOLASE for success,” commented Todd Norbe, President and Chief Executive Officer.  “Our Epic Hygiene dental laser meets the Centers for Disease Control and Prevention (CDC) guidelines to minimize the risk of COVID-19, while our all-tissue Waterlase dental lasers already create 98% less aerosol than traditional dental handpieces, meeting the American Dental Association’s recommendation of reduced aerosol production to limit the spread of infectious pathogens, such as COVID-19. I believe these unique attributes will meet the rising needs of dentists and patients and will contribute significantly to our success as dental practices reopen and procedures return to pre-COVID-19 levels.

“I also believe the oversubscribed rights offering we recently completed and the registered direct offering in June demonstrate investor confidence in our growth strategy. We believe our current liquidity position and our cost containment efforts provide us with sufficient capital to effectively execute on our growth strategy.”

2020 Second Quarter Financial Results

Net revenue for the second quarter of 2020 was $2.9 million, a decrease of 66%, compared to net revenue of $8.6 million for the second quarter of 2019. U.S. laser revenue was $0.8 million for the second quarter of 2020, a 72% decrease compared to U.S. laser revenue of $2.9 million for the second quarter of 2019. U.S. consumables and other revenue for the second quarter of 2020, which consists of revenue from consumable products such as disposable tips, decreased 68% compared to the second quarter of 2019. Outside the U.S., laser revenue declined 86% to $0.3 million for the second quarter of 2020 compared to $2.0 million for the second quarter of 2019 and consumables and other revenue decreased 39% year over year.

Gross margin for the second quarter of 2020 was 32%, compared to 39% for the second quarter of 2019. The lower gross margin reflects the impact of the decline in revenues relative to our fixed costs. Total operating expenses were $4.9 million for the second quarter of 2020 compared to $6.7 million for the second quarter of 2019, a decrease of approximately 27%. Operating loss for the second quarter of 2020, was $4.0 million, compared to an operating loss of $3.3 million in the second quarter of 2019, an increase of 19% year over year. Net loss for the second quarter of 2020 was $4.7 million, or $0.12 per share, compared to a net loss of $3.9 million, or $0.18 per share, for the second quarter of 2019.

Cash, cash equivalents, and restricted cash totaled $5.7 million as of June 30, 2020 and included proceeds from the registered direct private placement completed in June.

On July 22, 2020, the Company completed its previously announced rights offering, resulting in net proceeds to the Company of approximately $15.8 million, after deducting expenses and fees, and excluding any proceeds received upon exercise of any warrants.

Use of Non-GAAP Measures

The Reconciliation of GAAP Net Loss to Adjusted EBITDA at the end of this news release provides the details of the Company's non-GAAP disclosures and the reconciliation of GAAP net loss and net loss per share to the Company's Adjusted EBITDA and Adjusted EBITDA per share.

Adjusted EBITDA loss for the second quarter of 2020 was $2.9 million, or $0.08 per share, compared with Adjusted EBITDA loss of $2.8 million, or $0.13 per share, for the second quarter of 2019.

Conference Call Information

BIOLASE, Inc. will host a conference call today at 4:30 p.m. Eastern Time to discuss its operating results for the second quarter ended June 30, 2020, and to answer questions. For both "listen-only" participants and those participants who wish to take part in the question-and-answer portion of the call, the dial-in number in the U.S./Canada is 800-367-2403. For international participants outside the U.S./Canada, the dial-in number is 334-777-6978. For all callers, refer to the Conference ID 9516164. To access the live webcast, visit the Investor Relations section of the BIOLASE website at www.biolase.com and see “Investor Events”.

An audio archive of the webcast will be available for 30 days on the Investor Relations section of the BIOLASE website.

About BIOLASE

BIOLASE is a medical device company that develops, manufactures, markets, and sells laser systems in dentistry and medicine.  BIOLASE’s products advance the practice of dentistry and medicine for patients and healthcare professionals. BIOLASE’s proprietary laser products incorporate approximately patented 257 and 43 patent-pending technologies designed to provide biologically clinically superior performance with less pain and faster recovery times. BIOLASE’s innovative products provide cutting-edge technology at competitive prices to deliver superior results for dentists and patients. BIOLASE’s principal products are revolutionary dental laser systems that perform a broad range of dental procedures, including the treatment of periodontitis, and a full line of dental imaging equipment. BIOLASE has sold over 41,200 laser systems to date in over 80 countries around the world. Laser products under development address BIOLASE’s core dental market and other adjacent medical and consumer applications.

For updates and information on Waterlase iPlus®, Waterlase Express™, and laser dentistry, find BIOLASE online at www.biolase.com, Facebook at www.facebook.com/biolase, Twitter at www.twitter.com/biolaseinc, Instagram at www.instagram.com/waterlase_laserdentistry, and LinkedIn at www.linkedin.com/company/biolase.

BIOLASE®, Waterlase® and Waterlase iPlus® are registered trademarks of BIOLASE, Inc.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements, as that term is defined in the Private Litigation Reform Act of 1995, that involve significant risks and uncertainties, including statements, predictions, or expectations regarding BIOLASE’s revenue during the second quarter of 2020. Forward-looking statements can be identified through the use of words such as may,” “might,” “will,” “intend,” “should,” “could,” “can,” “would,” “continue,” “expect,” “believe,” “anticipate,” “estimate,” “predict,” “outlook,” “potential,” “plan,” “seek,” and similar expressions and variations or the negatives of these terms or other comparable terminology. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect BIOLASE’s current expectations and speak only as of the date of this release. Actual results may differ materially from BIOLASE’s current expectations depending upon a number of factors. These factors include, among others, the coronavirus (COVID-19) and the effects of the outbreak and actions taken in connection therewith,  adverse changes in general economic and market conditions, competitive factors including but not limited to pricing pressures and new product introductions, uncertainty of customer acceptance of new product offerings and market changes, risks associated with managing the growth of the business, and those other risks and uncertainties that are described in the "Risk Factors" section of BIOLASE's annual report filed on Form 10-K filed with the Securities and Exchange Commission. Except as required by law, BIOLASE does not undertake any responsibility to revise or update any forward-looking statements.

For further information, please contact:

BIOLASE, Inc.

John R. Beaver, Executive Vice President and Chief Financial Officer

833-BIOLASE

jbeaver@biolase.com

or

EVC Group LLC

Michael Polyviou / Todd Kehrli

(732) 933-2754

mpolyviou@evcgroup.com / tkehrli@evcgroup.com

Tables to Follow

BIOLASE, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30		June 30
	2020	2019	2020	2019
Net revenue	2,938	8,645	7,721	18,971
Cost of revenue	1,997	5,265	5,427	12,070
Gross profit	941	3,380	2,294	6,901
Operating expenses:
Sales and marketing	2,093	3,272	4,797	7,151
General and administrative	2,137	2,511	5,147	4,903
Engineering and development	690	1,124	1,680	2,549
Change in fair value of patent litigation settlement liability	—	(190)	—	—
Total operating expenses	4,920	6,717	11,624	14,603
Loss from operations	(3,979)	(3,337)	(9,330)	(7,702)
Loss on foreign currency transactions	40	5	126	48
Interest expense, net	625	529	1,214	1,007
Non-operating loss	665	534	1,340	1,055
Loss before income tax provision	(4,644)	(3,871)	(10,670)	(8,757)
Income tax provision	53	28	34	42
Net loss	$(4,697)	$(3,899)	$(10,704)	$(8,799)

Net loss per share attributable to common stockholders:
Basic	$(0.12)	$(0.18)	$(0.31)	$(0.41)
Diluted	$(0.12)	$(0.18)	$(0.31)	$(0.41)
Shares used in the calculation of net loss per share:
Basic	37,990	21,595	34,709	21,366
Diluted	37,990	21,595	34,709	21,366

BIOLASE, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except per share data)

	June 30,	December 31,
	2020	2019
	(Unaudited)	(Audited)
ASSETS
Current assets:
Cash and cash equivalents	$5,437	$5,789
Restricted cash	312	312
Accounts receivable, less allowance of $3,581 and $2,531 in 2020 and 2019, respectively	4,119	8,760
Inventory	11,932	10,995
Prepaid expenses and other current assets	1,094	1,163
Total current assets	22,894	27,019
Property, plant and equipment, net	781	1,193
Goodwill	2,926	2,926
Right of use asset	649	276
Other assets	506	433
Total assets	$27,756	$31,847

LIABILITIES, REDEEMABLE PREFERRED STOCK AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,510	$5,332
Accrued liabilities	3,549	4,744
Deferred revenue, current portion	1,486	2,237
Term loan (net of discount)	13,544	13,466
Total current liabilities	21,089	25,779
Deferred revenue	412	358
Warranty accrual	194	245
Other liabilities	1,612	1,123
Non current term loans	3,140	—
Total liabilities	26,447	27,505
Redeemable preferred stock:
Preferred stock, par value $0.001 per share	$—	$3,965
Total redeemable preferred stock
Stockholders’ equity:
Common stock, par value $0.001 per share	50	31
Additional paid-in capital	247,155	235,594
Accumulated other comprehensive loss	(645)	(701)
Accumulated deficit	(245,251)	(234,547)
Total stockholders’ equity	1,309	377
Total liabilities, redeemable preferred stock and stockholders’ equity	$27,756	$31,847

BIOLASE, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, in thousands)

	Six Months Ended
	June 30
	2020	2019
Cash Flows from Operating Activities:
Net loss	$(10,704)	$(8,799)
Adjustments to reconcile net loss to net cash and cash equivalents used in operating activities:
Depreciation and amortization	488	529
Provision for bad debts, net	1,008	111
Amortization of debt discounts	74	109
Amortization of debt issuance costs	121	86
Stock-based compensation	1,519	1,204
Deferred income taxes	—	(5)
Changes in operating assets and liabilities:
Accounts receivable	3,633	1,263
Inventory	(937)	(86)
Prepaid expenses and other current assets	(14)	644
Accounts payable and accrued liabilities	(3,835)	(1,720)
Deferred revenue	(692)	37
Net cash and cash equivalents used in operating activities	(9,339)	(6,627)
Cash Flows from Investing Activities:
Purchases of property, plant, and equipment	(81)	(125)
Net cash and cash equivalents used in investing activities	(81)	(125)
Cash Flows from Financing Activities:
Proceeds from the registered direct private placement of common stock	3,881	—
Proceeds from the sale of common stock warrants	3,031	—
Payments of equity offering costs	(991)	(38)
Borrowings on other long-term loans	3,140	—
Borrowings under term loan	—	2,500
Borrowings on credit facility	3,000	—
Repayment of credit facility	(3,000)	—
Payment of debt issuance costs	(50)	—
Proceeds from the exercise of stock options	—	4
Net cash and cash equivalents provided by financing activities	9,011	2,466
Effect of exchange rate changes	57	(38)
Decrease in cash, cash equivalents and restricted cash	(352)	(4,324)
Cash, cash equivalents and restricted cash, beginning of period	6,101	8,356
Cash, cash equivalents and restricted cash, end of period	$5,749	$4,032
Supplemental cash flow disclosure:
Cash paid for interest	$466	$831
Cash paid for income taxes	$26	$12
Cash paid for operating leases	$188	$414
Non-cash accrual for capital expenditures	$35	$17
Non-cash right-of-use assets obtained in exchange for lease obligation	$570	$824
Warrants issued in connection with debt instruments	$67	$209

Non-GAAP Disclosure

In addition to the financial information prepared in conformity with generally accepted accounting principles in the U.S. (“GAAP”), this press release includes certain historical non-GAAP financial information. Management believes that these non-GAAP financial measures assist investors in making comparisons of period-to-period operating results and that, in some respects, these non-GAAP financial measures are more indicative of the Company’s ongoing core operating performance than their GAAP equivalents. In 2019, the Company revised its non-GAAP financial measures to include the change in allowance for doubtful accounts in an effort to better align its Adjusted EBITDA with its loan covenants and how management evaluates business performance.

Adjusted EBITDA is defined as net loss before interest, taxes, depreciation and amortization, stock-based compensation, change in fair value of patent litigation settlement liability, and allowance for doubtful accounts. Management uses Adjusted EBITDA in its evaluation of the Company’s core results of operations and trends between fiscal periods and believes that these measures are important components of its internal performance measurement process. Therefore, investors should consider non-GAAP financial measures in addition to, and not as a substitute for, or as superior to, measures of financial performance prepared in accordance with GAAP. Further, the non-GAAP financial measures presented by the Company may be different from similarly named non-GAAP financial measures used by other companies.

BIOLASE, INC.
Reconciliation of GAAP Net Loss to Adjusted EBITDA
(Unaudited)
(In thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30		June 30
	2020	2019	2020	2019
GAAP net loss attributable to common stockholders	$(4,697)	$(3,899)	$(10,704)	$(8,799)
Deemed dividend on convertible preferred stock	—	—	—	-
GAAP net loss	$(4,697)	$(3,899)	$(10,704)	$(8,799)
Adjustments:
Interest expense, net	625	529	1,214	1,007
Income tax provision	53	28	34	42
Depreciation and amortization	307	268	488	529
Change in fair value of patent litigation settlement liability	—	(190)	—	—
Change in allowance for doubtful accounts	22	—	1,008	—
Stock-based compensation	801	447	1,519	1,204
Adjusted EBITDA	$(2,889)	$(2,817)	$(6,441)	$(6,017)

GAAP net loss attributable to common stockholders per share, basic and diluted	$(0.12)	$(0.18)	$(0.31)	$(0.41)
Deemed dividend on convertible preferred stock	—	—	—	—
GAAP net loss per share, basic and diluted	$(0.12)	$(0.18)	$(0.31)	$(0.41)
Adjustments:
Interest expense, net	0.02	0.03	0.03	0.05
Income tax provision	—	—	—	—
Depreciation and amortization	0.01	0.01	0.01	0.02
Change in fair value of patent litigation settlement liability	—	(0.01)	—	—
Change in allowance for doubtful accounts	—	—	0.03	—
Stock-based compensation	0.01	0.02	0.05	0.06
Adjusted EBITDA per share, basic and diluted	$(0.08)	$(0.13)	$(0.19)	$(0.28)